Exhibit 6(n)
FORM OF
AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Effective January 1, 1988, Paragraph 8 of the General Distribution Agreement between each of the funds or portfolios indicated on the attached Schedule A shall be amended to read in full as follows:
 8. Portfolio Securities - Portfolio securities of the issuer may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer.
Signed on behalf of each of the funds or portfolios identified on Schedule
A.
   On Behalf of Each of the Funds or Portfolios:
Attest:_____________ By:___________________
 Secretary
                                                               FIDELITY
DISTRIBUTORS CORPORATION:
Attest:_____________ By:___________________
 Secretary























SCHEDULE A
California Tax-Free Fund:
 High Yield Portfolio
 Money Market Portfolio
 Insured Portfolio

Fidelity Capital Trust:
 Fidelity Capital Appreciation Fund
 Fidelity Value Fund

Fidelity Cash Reserves

Fidelity Charles Street Trust:
 Fidelity U.S. Government Reserves
 Fidelity Stock Index Fund

Fidelity Contrafund

Fidelity Corporate Trust:
 ARP (Adjustable-Rate Preferred Portfolio)
 APP (Auction Preferred Portfolio)

Fidelity Court Street Trust:
 Fidelity High Yield Municipals
 Fidelity Connecticut Tax-Free Portfolio
 Fidelity New Jersey Tax-Free High Yield Portfolio
 Fidelity New Jersey Tax-Free Money Market Portfolio
 Fidelity Colorado Tax-Free Portfolio
 Fidelity North Carolina Tax-Free Portfolio
 Fidelity Virginia Tax-Free Portfolio
 Fidelity Georgia Tax-Free Portfolio
 Fidelity Maryland Tax-Free Portfolio
 Fidelity Missouri Tax-Free Portfolio

Fidelity Daily income Trust

Daily Money Fund:
 Money Market Portfolio
 U.S. Treasury Portfolio

Daily Tax-Exempt Money Fund

Fidelity Devonshire Trust:
 Fidelity Equity-Income Fund
 Fidelity Real Estate Investment Portfolio
 Fidelity Utilities Income Fund

Equity Portfolio: Growth

Equity Portfolio: Income

Fidelity Fund

Fidelity Financial Trust:
 Fidelity Convertible Securities
 Fidelity Freedom Fund

Financial Reserves Fund

Fidelity Fixed-Income Trust:
 Fidelity Flexible Bond Portfolio
 Fidelity Short-Term Bond Portfolio

Fidelity Government Securities fund (a limited partnership)

Fidelity Growth Company Fund

Fidelity High Income Fund

Fidelity Income Fund:
 Fidelity Ginnie Mae Portfolio
 Fidelity Mortgage Securities Portfolio

Income Portfolios:
 GNMA Series
 Limited Term Series
 Short Fixed-Income Series
 Short Government Series
 Short-Intermediate Fixed-Income Series
 Variable Rate Series
 Yield Plus Series
 Liquid Assets Series
 State and Local Asset Management Series:
   Government Money Market Portfolio
   Government Bond Portfolio
   The California Portfolio

Fidelity Institutional Cash Portfolios:
 Money Market Portfolio
 U.S. Government Portfolio
 U.S. Treasury Portfolio
 U.S. Treasury Portfolio II
 Domestic Money Market Portfolio

Fidelity Institutional Tax-Exempt Cash Portfolios

Fidelity Institutional Trust
 Fidelity U.S. Equity Index Portfolio
 Fidelity U.S. Bond Index Portfolio

Fidelity Intermediate Bond Fund


Fidelity Investment Trust:
 Fidelity Europe Fund
 Fidelity Global Bond Fund
 Fidelity International Growth & Income Fund
 Fidelity Overseas Fund
 Fidelity Pacific Basin Fund
 Fidelity Canada Fund
 Fidelity United Kingdom Fund

Fidelity Limited Term Municipals

Fidelity Magellan Fund

Fidelity Massachusetts Tax-Free:
 Money Market Portfolio
 High Yield Portfolio

Fidelity Money Market Trust:
 Domestic Money Market Portfolio
 U.S. Government Portfolio
 U.S. Treasury Portfolio

Fidelity Municipal Trust:
 Fidelity Aggressive Tax-Free Portfolio
 Fidelity Insured Tax-Free Portfolio
 Fidelity Municipal Bond Portfolio
 Fidelity Pennsylvania Tax-Free High Yield Portfolio
 Fidelity Pennsylvania Tax-Free Money Market Portfolio
 Fidelity Ohio Tax-Free Portfolio
 Fidelity Michigan Tax-Free Portfolio
 Fidelity Minnesota Tax-Free Portfolio
 Fidelity Short-Term Tax-Free Portfolio
 Fidelity Texas Tax-Free Portfolio

The North Carolina Cash Management Trust:
 Cash Portfolio
 Term Portfolio

Fidelity New York Tax-Free Fund:
 High Yield Portfolio
 Insured Portfolio
 Money Market Portfolio
 Short-Term Portfolio

Fidelity New Jersey Tax-Free Portfolio, L.P.

Plymouth Fund:
 Plymouth Aggressive Income Portfolio
 Plymouth Government Securities Portfolio
 Plymouth Growth Opportunities Portfolio
 Plymouth Income & Growth Portfolio
 Plymouth Short-Term Bond Portfolio

Plymouth Investment Series:
 Plymouth High Income Municipal Portfolio
 Plymouth Global Natural Resources Portfolio

Plymouth Securities Trust:
 Plymouth Market Access Plus:
    Bull Value Portfolio
Plymouth Market Access Plus:
    Bear Value Portfolio

Fidelity Puritan Trust:
 Fidelity Balanced Fund
 Fidelity Puritan Fund

Fidelity Qualified Dividend Fund

Fidelity Securities Fund:
 Fidelity Growth & Income Portfolio
 Fidelity OTC Portfolio
 Fidelity Blue Chip Fund

Fidelity Select Portfolios:
 Air Transportation Portfolio
 American Gold Portfolio
 Automation and Machinery Portfolio
 Automotive Portfolio
 Biotechnology Portfolio
 Broadcast and Media Portfolio
 Brokerage and Investment Management Portfolio
 Capital Goods Portfolio
 Chemicals Portfolio
 Computers Portfolio
 Defense and Aerospace Portfolio
 Electric Utilities Portfolio
 Electronics Portfolio
 Energy Portfolio
 Energy Service Portfolio
 Financial Services Portfolio
 Food and Agriculture Portfolio
 Health Care Portoflio
 Health Care Delivery Portfolio (name changed to Medical Delivery
 Housing Portfolio        Portfolio on 7/10/87)
 Industrial Materials Portfolio
 Leisure Portfolio
 life Insurance Portfolio
 Money Market Portfolio
 Paper and Forest Products Portfolio
 Precious Metals and Minerals Portfolio
 Property and Casualty Insurance Portfolio
 Regional Banks Portfolio
 Restaurant Industry Portfolio
Fidelity Select Portfolios (cont.)
 Retailing Portfolio
 Savings and Loan Portfolio
 Software and Computer Services Portfolio
 Technology Portfolio
 Telecommunications Portfolio
 Transportation Portfolio
 Utilities Portfolio

Fidelity Special Situations Fund

Tax-Exempt Portfolios:
 Limited Term Series
 Short-Term Intermediate Series

Fidelity Tax-Exempt Money Market Trust

Fidelity Trend Fund

Fidelity U.S. Treasury Money Market Fund, L.P.

Variable Insurance Products Fund:
 Equity-Income Portfolio
 Growth Portfolio
 High Income Portfolio
 Money Market Portfolio
 Overseas Portfolio

Fidelity U.S. Investments -
 Government Securities Fund, L.P.
 Bond Fund, L.P.

Zero Coupon Bond Fund;
 The 1993 Portfolio
 The 1998 Portfolio
 The 2003 Portfolio





SECFIL2